UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 6, 2022

NETSTREIT Corp.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-39443	84-3356606
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2021 McKinney Avenue Suite 1150 Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

972-200-7100

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NTST	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Resignation

Effective November 6, 2022 (the “Effective Date”), Andrew Blocher voluntarily resigned from his positions as Chief Financial Officer, Secretary and Treasurer of NETSTREIT Corp. (the “Company”). Mr. Blocher’s departure is not based on any disagreements with the Company’s accounting principles, practices or financial statement disclosures.

In connection with Mr. Blocher’s resignation, NETSTREIT Management, LLC entered into a Separation Agreement and General Release, dated the Effective Date, with Mr. Blocher (the “Separation Agreement”). The Separation Agreement provides for the following: (i) a payment to Mr. Blocher equal to one-times the amount of Mr. Blocher’s current base salary and anticipated 2022 bonus, or $780,000; (ii) accelerated vesting of all of Mr. Blocher’s restricted stock units (“RSUs”) issued pursuant to the Company’s Alignment of Interest Program (the “Alignment RSUs”); (ii) accelerated vesting of 56,211 of Mr. Blocher’s unvested time-based RSUs (other than the Alignment RSUs) (the “Time-Based RSUs”) and the forfeiture by Mr. Blocher of his remaining 41,023 unvested Time-Based RSUs; (iii) forfeiture of all of Mr. Blocher’s outstanding performance stock units; and (iv) a maximum of 18 months of COBRA reimbursement. In connection with the foregoing, Mr. Blocher provided a general release and waiver of all claims against the Company and will continue to be subject to certain restrictive covenants in accordance with the terms of his Amended and Restated Employment Agreement, dated February 22, 2022, by and between Mr. Blocher and NETSTREIT Management, LLC, including non-competition, non-solicitation and non-disparagement covenants. The foregoing description of the Separation Agreement is not complete and is qualified in its entirety by reference to the Separation Agreement filed herewith as Exhibit 10.1 to this Current Report on Form 8-K, and such exhibit is incorporated herein by reference.

Interim Chief Financial Officer

On November 6, 2022, Lori Wittman, age 63, a member of the Board of Directors (the “Board”) of the Company, was appointed Interim Chief Financial Officer of the Company, effective November 7, 2022, to serve while the Board conducts a formal search process to identify and appoint a permanent Chief Financial Officer. Ms. Wittman’s biographical information is set forth in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 4, 2022, and is incorporated by reference herein. There are no arrangements or understandings between Ms. Wittman and any other persons pursuant to which she was appointed as Interim Chief Financial Officer of the Company. There are no family relationships between Ms. Wittman and any of the Company’s other directors or executive officers, and Ms. Wittman is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Ms. Wittman’s appointment as Interim Chief Financial Officer, NETSTREIT Management, LLC entered into an offer letter, dated the Effective Date, with Ms. Wittman (the “Offer Letter”) pursuant to which Ms. Wittman will receive $75,000 per month as compensation for her service and will agree to serve for a term of six months, subject to successive one-month extensions. Notwithstanding the foregoing, Ms. Wittman’s employment with the Company is an at-will relationship that may be terminated at any time by her or the Company, for any reason. Subject to the approval of the Compensation Committee of the Board, Ms. Wittman will receive an award of Time-Based RSUs with a grant date fair value of $90,000 on substantially the same terms, and at the same time, as RSU awards made to the Company’s non-employee directors in 2023. Ms. Wittman will continue to serve as a director during the term of her employment with the Company but will not receive any compensation in respect of her Board service during that time. The foregoing description of the Offer Letter is not complete and is qualified in its entirety by reference to the Offer Letter herewith as Exhibit 10.2 to this Current Report on Form 8-K, and such exhibit is incorporated herein by reference.

Item 8.01. Other Events.

Committee Composition Changes

In connection with her appointment as Interim Chief Financial Officer, effective November 7, 2022, Ms. Wittman has resigned from the Audit and Nominating and Corporate Governance Committees of the Board. Michael Christodolou has been appointed chair of, and Todd Minnis has been added to, the Audit Committee effective as of November 7, 2022.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1*	Separation Agreement and General Release, dated November 6, 2022, between NETSTREIT Management, LLC and Andrew Blocher.

10.2*	Offer Letter, dated November 6, 2022, between NETSTREIT Management, LLC and Lori Wittman.

104	Cover page interactive data file (embedded within the inline XBRL document).

* Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETSTREIT Corp.

November 7, 2022	/s/ MARK MANHEIMER
Date	Mark Manheimer
President and Chief Executive Officer